Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

              In connection with the Quarterly Report on Form 10-Q of Regency Affiliates, Inc. (the "Company") for the quarter ended March 31, 2009 filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Neil N. Hasson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

              (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

              (2)  The information contained in the Report fairly presents, in all  material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Dated:  September 17, 2009

By: /s/ Neil N. Hasson
       Neil N. Hasson
       Chief Financial Officer